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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated March 3, 1999, except for Note 25 which is as of April 15, 1999, relating to the financial statements of Netia Holdings S.A., which appear in such Registration Statement.

/s/ PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland
October 12, 1999